UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

199 Water Street, 28th Floor	10038
New York, NY	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 732-8257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02Results of Operations and Financial Condition.

On August 11, 2025, Seaport Entertainment Group Inc. (the “Company” or “we”) issued an earnings press release relating to the Company’s financial results for the quarter ended June 30, 2025, and issued a related supplemental disclosure package. The press release and supplemental disclosure package are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference herein.

The information in Item 2.02 of this Current Report, including Exhibit 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Earnings Press Release, dated August 11, 2025
99.2	Supplemental Disclosure Package
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2025	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary